UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Closing of Notes Offering

On December 16, 2014 (the “Closing Date”), Westmoreland Coal Company (the “Company”) completed the issuance of $350.0 million in aggregate principal amount of its 8.75% Senior Secured Notes due 2022 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, certain subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (the “Trustee”) and as notes collateral agent. The Notes were offered and sold inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in reliance on Regulation S under the Securities Act.

Maturity; Interest

The Notes mature on January 1, 2022, with interest accruing from the Closing Date, and payable semiannually, on January 1 and July 1 of each year, commencing July 1, 2015. The Notes are the Company’s senior secured obligations, rank equally in right of payment with all of the Company’s existing and future senior obligations, including the Term Loan Credit Facility Obligations defined below under “Term Loan Credit Agreement,” and rank senior to all of the Company’s existing and future indebtedness that is expressly subordinated to the Notes.

Redemption; Repurchase

The Company may redeem all or part of the Notes beginning on January 1, 2018 at the redemption prices set forth in the Indenture, and prior to January 1, 2018 at 100% of the principal amount plus the applicable premium described in the Indenture. In addition, at any time prior to January 1, 2018, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 108.75% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the redemption date, subject to certain conditions.

Guarantee; Security

As of the Closing Date, the Notes were fully and unconditionally guaranteed by Westmoreland Energy LLC, Westmoreland Kemmerer, Inc., Westmoreland Mining LLC and Westmoreland Resources, Inc. and their respective subsidiaries (other than Absaloka Coal, LLC, Westmoreland Risk Management, Inc. and certain other immaterial subsidiaries). The Notes will not be guaranteed by Westmoreland Canada LLC or any of its subsidiaries, nor will they be guaranteed by Oxford Resource Partners, LP or Oxford Resources GP, LLC (the “Oxford GP”) following the completion of the Company’s previously announced acquisition of the Oxford GP.

The Notes and the guarantees are secured equally and ratably with the Term Loan Credit Facility Obligations (as defined below) (i) by first priority liens on substantially all of the Company’s and the guarantor parties’ tangible and intangible assets (excluding certain equity interests, mineral rights and sales contracts and certain assets subject to existing liens) and (ii) subject to the Revolving Credit Facility Obligations (as defined below), a second priority lien on substantially all cash, accounts and inventory of the Company and the guarantors, and any other property with respect to, evidencing or relating to such cash, accounts and inventory (whether now owned or hereinafter arising or acquired) and the proceeds and products thereof, subject in each case to permitted liens and certain exclusions (the “Notes Collateral”). The Notes Collateral is shared equally with the lenders under the Term Loan Facility (as defined below), who hold identical first and second priority liens, as applicable, on the Notes Collateral.

Restrictions

The Indenture restricts the Company’s and its restricted subsidiaries’ ability to, among other things, (i) incur, assume or guarantee additional indebtedness or issue preferred stock; (ii) declare or pay dividends on, or make other distributions in respect of, their capital stock; (iii) purchase or redeem or otherwise acquire for value any capital stock or subordinated indebtedness; (iv) make investments, other than permitted investments; (v) create certain liens or use assets as security; (vi) enter into agreements restricting the ability of any restricted subsidiary to pay dividends, make loans, or any other distributions to the Company or other restricted subsidiaries; (vii) engage in transactions with affiliates; and (viii) consolidate or merge with or into other companies or transfer all or substantially all of their assets.

Notes Collateral Agreement

As required under the Indenture, the Company entered into a collateral agreement (the “Collateral Agreement”) in favor of U.S. Bank, National Association, as collateral agent under the Indenture, to secure the payment of the Notes. Under the Collateral Agreement, the Company granted a security interest in the collateral described therein and the proceeds thereof now owned or thereafter acquired by the Company.

Term Loan Credit Agreement

Effective as of the Closing Date, the Company entered into a term loan credit agreement (the “Term Loan Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto and Bank of Montreal, as administrative agent.

The Term Loan Credit Agreement provides for a $350 million dollar term loan facility (the “Term Loan Facility”) with a single advance made on the Closing Date. Borrowing under the Term Loan Facility will initially bear interest at one-month LIBOR plus 6.50%. The Term Loan Facility will mature on December 16, 2020.

The Term Loan Credit Agreement contains customary affirmative covenants, negative covenants, including financial covenants, and events of default. Pursuant to the terms and provisions of the Guaranty and Collateral Agreement, dated the Closing Date, by and among the Company, the guarantor subsidiaries named therein and Bank of Montreal, as collateral agent, the obligations under the Term Loan Facility (the “Term Loan Credit Facility Obligations”) are secured by identical first and second priority liens, as applicable, on the Notes Collateral.

The Term Loan Facility is guaranteed by Westmoreland Energy LLC, Westmoreland Kemmerer, Inc., Westmoreland Mining LLC, Westmoreland Resources, Inc. and certain other direct and indirect subsidiaries of the Company (other than Absaloka Coal, LLC, Westmoreland Risk Management, Inc., Westmoreland Canada, LLC and certain other immaterial subsidiaries).

Amended and Restated Loan and Security Agreement

Effective as of the Closing Date, the Company and certain of its subsidiaries (together with the Company, the “Borrowers”) amended and restated their existing Amended and Restated Loan and Security Agreement (such amendment and restatement, the “Second Amended and Restated Loan Agreement”) with The PrivateBank and Trust Company. The Second Amended and Restated Loan Agreement permits borrowings by the Borrowers of up to $50.0 million in the aggregate, consisting of a $30.0 million USD-denominated sub-facility and $20.0 CDN- denominated sub-facility. The available borrowing capacity may be used for borrowings or letters of credit, which reduce available borrowing capacity. The Borrowers do not have any current outstanding borrowings under the Second Amended and Restated Loan Agreement and have $24.8 million of outstanding letters of credit. All extensions of credit under the Second Amended and Restated Loan Agreement (the “Revolving Credit Facility Obligations”) are secured by a first priority security interest in and lien upon the Borrowers’ inventory, accounts receivable, certain other assets and proceeds thereof.

The Second Amended and Restated Loan Agreement has a maturity date of December 31, 2018. The Borrowers’ borrowing base under the Second Amended and Restated Loan Agreement is determined by reference to their eligible inventory and accounts receivable, and is reduced by the outstanding amount of standby and commercial letters of credit. The loans under the Second Amended and Restated Loan Agreement will initially bear interest either at a rate 0.75% in excess of the base rate (as detailed in the Second Amended and Restated Loan Agreement) or at a rate 2.75% per annum in excess of LIBOR (as detailed in the Second Amended and Restated Loan Agreement), at the Borrowers’ election. An unused line fee of 0.50% per annum is payable monthly on the average unused amount of the Second Amended and Restated Loan Agreement. The Second Amended and Restated Loan Agreement includes a financial covenant regarding the Borrowers’ fixed charge coverage ratio.

The above descriptions of the Indenture, the Notes, the Term Loan Credit Agreement, and the Second Amended and Restated Loan Agreement are qualified in their entirety by reference to the terms of those documents, which are attached to this current report on Form 8-K, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The descriptions of the Indenture, the Notes, the Term Loan Credit Agreement, and the Second Amended and Restated Loan Agreement contained in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 16, 2014, by and among Westmoreland Coal Company, the guarantors named therein, and U.S. Bank National Association, as trustee and notes collateral agent

4.2	Form of 8.75% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1)

4.3	Credit Agreement, dated as of December 16, 2014, by and among Westmoreland Coal Company, the lenders from time to time party thereto and Bank of Montreal, as administrative agent

4.4
Second Amended and Restated Loan and Security Agreement, dated as of December 16, 2014, by and among Westmoreland Coal Company, certain of its subsidiaries, The PrivateBank and Trust Company, as administrative agent, and the lenders party thereto

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 22, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 16, 2014, by and among Westmoreland Coal Company, the guarantors named therein, and U.S. Bank National Association, as trustee and notes collateral agent

4.2	Form of 8.75% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1)

4.3	Credit Agreement, dated as of December 16, 2014, by and among Westmoreland Coal Company, the lenders from time to time party thereto and Bank of Montreal, as administrative agent

4.4
Second Amended and Restated Loan and Security Agreement, dated as of December 16, 2014, by and among Westmoreland Coal Company, certain of its subsidiaries, The PrivateBank and Trust Company, as administrative agent, and the lenders party thereto